                                                                     EXHIBIT 4.9

                                 AMENDMENT NO. 2
               TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT ("Amendment") is made and entered into as of April 1, 2002, by and among SYMBION, INC., a Tennessee corporation formerly named "UniPhy Healthcare, Inc." (the "Company"), J.H. WHITNEY III, L.P. ("JHW III"), J.H. WHITNEY IV, L.P. ("JHW IV"), WHITNEY STRATEGIC PARTNERS III, L.P. ("WSP" and together with JHW III and JHW IV, the "Whitney Shareholders"), those persons holding five percent (5%) or more of the outstanding capital stock of Physicians Surgical Care, Inc., a Delaware corporation ("PSC"), immediately prior to the closing of the Merger (defined herein) as identified on Exhibit A attached hereto (the "PSC Shareholders") and the other persons identified on Exhibit A (collectively, the "Original Investors" and each individually, an "Original Investor"). The Whitney Shareholders, the PSC Shareholders and the Original Investors are referred to herein collectively as the "Investors."

                                R E C I T A L S:

         WHEREAS, the Company and the Original Investors are parties to that certain Amended and Restated Investors' Rights Agreement, dated as of June 25, 1999 as amended by the Amendment No. 1 to Amended and Restated Investors' Rights Agreement, dated as of August 11, 1999 (the "Investors' Rights Agreement");

         WHEREAS, the Company, PSC and Symbion Acquisition Sub, Inc. ("SAS") are parties to that certain Agreement and Plan of Merger, dated as of March 7, 2002 (the "Merger Agreement") which provides, among other things, for SAS to be merged with and into PSC (the "Merger");

         WHEREAS, it is a condition of PSC's obligations under the Merger Agreement that the Company and the Original Investors amend the Investors' Rights Agreement to add the Whitney Shareholders as parties thereto and to provide the Whitney Shareholders with rights and obligations that are pari passu with those of the ARC Key Shareholders and the UniPhy Preferred Shareholders as well as all of the other rights of the Investors and the Anti-Dilution Investors thereunder and to provide to the PSC Shareholders the rights and obligations of an "Investor" solely for the purposes of Sections 2.3, 2.5, 2.6, 2.7, 2.8; 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 3.1(b) of the Investors' Rights Agreement;

         WHEREAS, the Company and the Investors desire to amend the Investors' Rights Agreement as set forth in this Amendment, pursuant to Section 6.5 of the Investors' Rights Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree and consent to the following:

1.       Definitions.

         (a) Capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Investors' Rights Agreement.

         (b) The Investors' Rights Agreement is hereby amended by adding the following as part of Section 1 in appropriate alphabetical order:

                  "Affiliate" shall mean (i) in the case of an entity, any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person or (ii) in the case of an individual, such individual's spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing.

                  "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

                  "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of the Company.

                  "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $.01 per share, of the Company.

         (c)      The definition of "Registerable Securities" contained in
Section 1.1 of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  "Registerable Securities" means (i) any and all shares of Common Stock of the Company held by the Investors or issued or issuable upon conversion of shares of Preferred Stock and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock; (ii) any other shares of Common Stock acquired or owned by any of the Investors prior to the Initial Offering if such Investor is an Affiliate of the Company; (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; and (iv) any Common Stock of the Company issued upon conversion of any warrant, right or other security held by the Investors.

2. Restrictions on Transfer. The Investors' Rights Agreement is hereby further amended by adding and appending the following sentence at the end of
Section 2.1(b):

                  In addition, notwithstanding the provisions of paragraphs
         (a)(i) and (a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Whitney Shareholder, UniPhy Preferred Shareholder or ARC Key Shareholder to any of its Affiliates if such transfer does not constitute a sale, provided the transferee will be subject to this Agreement to the same extent as if he were an original Investor hereunder.

3. Demand Registration Rights. Section 2.2(a) of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive at any time a written request from any UniPhy Preferred Shareholders, ARC Key Shareholders or Whitney Shareholders (for purposes of this Section 2.2, the "Demand Registration Investors") holding ten percent (10%) or more of the Registrable Securities then outstanding which are held by the Demand Registration Investors (the "Initiating Investors") that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities having an aggregate offering price to the public of not less than $1,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all of the Demand Registration Investors, and subject to the limitations of this
         Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Demand Registration Investors request to be registered.

4.        Piggyback Registration Rights.

                  (a) Section 2.3(a)(i) of the Investor' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                           (i) In the case of the Initial Offering, no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Investors included in the registration be reduced below fifteen percent (15%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Investors may be excluded and in no event will shares of any other selling shareholders be included in such registration which would reduce the number of shares which may be included by Investors without the written consent of Investors holding not less than seventy-five percent (75%) of the Registrable Securities held collectively by the UniPhy Preferred Shareholders, the ARC Key Shareholders and the Whitney Shareholders, and seventy-five (75%) of the Registrable Securities by the UniPhy Founders proposed to be sold in the offering.

                  (b) Section 2.3(a)(ii) of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                           (ii) In the case of an underwritten primary registration on behalf of the Company, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second to the UniPhy Preferred Shareholders, the ARC Key Shareholders and the Whitney Shareholders on a pro rata basis based on the total number of Registrable Securities held by such UniPhy Preferred Shareholders, ARC Key Shareholders and Whitney Shareholders; third, to the UniPhy Founders on a pro rata basis based on the total number of Registrable Securities held by the UniPhy Founders; and fourth, to any shareholder of the Company (other than an Investor) on a pro rata basis;

5. Indemnification. The last proviso in Section 2.9(b) of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering received by such Investor.

6. Assignment of Registration Rights. The term "affiliate" in Section 2.10 of the Investors' Rights Agreement is hereby deleted and the term "Affiliate" is hereby substituted therefor for all purposes.

7. Amendment of Registration Rights. The first sentence of Section 2.11 of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors owning at least two-thirds of the Registerable Securities then outstanding and, to the extent that any such amendment would adversely effect the UniPhy Founders, the written consent of the Investors' holding at least two-thirds of the Registerable Securities held by the UniPhy Founders; provided, however, that if any such amendment, waiver, discharge or termination shall in any way have an adverse or deleterious effect on the Whitney Shareholders, such amendment, waiver, discharge or termination shall require the Whitney Shareholders' prior written consent.

8. Covenants of the Company. Section 3.1(c) of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  (c) So long as a UniPhy Preferred Shareholder, ARC Key Shareholder (with its affiliates) or the Whitney Shareholders shall own not fewer than 110,000 shares of Registrable Securities (as adjusted for splits and combinations) (a "Major Investor") the Company will furnish each such Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

9. Issuance of Additional Shares on Certain Dilutive Issues. The first paragraph of Section 4.1 of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  4.1. Issuance of Additional Shares on Certain Dilutive Issues. In the event that, at any time prior to the closing of the Initial Offering, the consideration per share (determined pursuant to Section 4.1.4 below) for any Additional Share of Common Stock (as defined below) issued or deemed to be issued by the Company (the "Anti-Dilution Price") is less than the average price per share of the shares of Common Stock (or Preferred Stock that was converted to Common Stock) or Preferred Stock owned by each Investor identified on Exhibit A hereto as an anti-dilution Investor (the "Anti-Dilution Investors") at the time of the issuance giving rise to the issuance of additional shares pursuant to this Section 4.1 (the "Average Original Price"), then the Company shall issue to the Anti-Dilution Investors additional shares of Common Stock subject to the following provisions;

10. Issuance of Additional Shares of Common Stock to Anti-Dilution Investors upon Issuance of Additional Shares of Common Stock. Section 4.1.3 of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  4.1.3. Issuance of Additional Shares of Common Stock to Anti-Dilution Investors Upon Issuance of Additional Shares of Common Stock. In the event that the Company at any time after the date hereof shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.1.2 above), without consideration or for a consideration per share less than the Average Original Price, the Company shall issue to each Anti-Dilution Investor without further consideration, that number of Additional Shares of Common Stock equal to the result obtained by (a) dividing (i) the number of shares of Common Stock held by such Anti-Dilution Investor or Common Stock that an Anti-Dilution Investor could acquire upon conversion of any convertible preferred stock held by such Anti-Dilution Investor immediately prior to the issuance giving rise to the issuance of additional shares pursuant to this Section 4.1 multiplied by its Average Original Price by (ii) the Anti-Dilution Price per share consideration received (or deemed to have been received pursuant to Section 4.1.2 above) by the Company for the Additional Shares of Common Stock and (b) subtracting from the quotient the number of shares of Common Stock held by each Anti-Dilution Investor and Common Stock that an Anti-Dilution Investor could acquire upon conversion of any convertible preferred stock held by such Anti-Dilution Investor immediately prior to the issuance giving rise to the issuance of additional shares pursuant to this Section 4.1.

11. Rights of First Refusal. Section 4.2.1 of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  4.2.1 Subsequent Offerings. Each UniPhy Preferred Shareholder, ARC Key Shareholder and Whitney Shareholder (for purposes of this Section 4.2, the "First Refusal Investors") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Amended and Restated Agreement, other than the Equity Securities excluded by Section 4.5 hereof. Each First Refusal Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (assuming conversion of all Preferred Stock owned by such First Refusal Investor) of which such First Refusal Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (assuming conversion of all outstanding Preferred Stock) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security or (iv) any such warrant or right.

12.      Issuance of Equity Securities to Other Persons. The first sentence of
Section 4.2.3 is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

                  If not all of the First Refusal Investors elect to purchase their pro rata share of the Equity Securities then the Company shall promptly notify in writing the First Refusal Investors who do elect and shall offer such First Refusal Investors the right to acquire such unsubscribed shares.

13. Amendment and Waiver. Section 6.5 of the Investors' Rights Agreement is hereby deleted in its entirety and the following is hereby substituted therefor for all purposes:

         6.5      Amendment and Waiver.

                  (a) Except as otherwise expressly provided, this Amended and Restated Agreement may be amended or modified only upon the written consent of the Company and (i) the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders, (ii) the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders and (iii) the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the Whitney Shareholders; provided, however, (i) with respect to provisions of this Amended and Restated Agreement applicable only to the UniPhy Preferred Shareholders, the ARC Key Shareholders and the Whitney Shareholders, such provisions may be amended and modified solely upon the written consent of the Company and
         (x) the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and (y) the holders of at least seventy-five percent (75%) of the Registrable Securities held by the Whitney

         Shareholders and (ii) with respect to provisions of this Amended and Restated Agreement applicable only to UniPhy Founders, such provisions may be amended and modified solely upon the written consent of the Company and the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Investors under this Amended and Restated Agreement may be waived only with the written consent of (i) the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders, (ii) the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders and (iii) the Investors holding at least seventy-five percent (75%) of the Registrable Securities held by the Whitney Shareholders; provided, however, (i) with respect to the rights held only by the UniPhy Preferred Shareholders, the ARC Key Shareholders and the Whitney Shareholders, such rights may be waived solely upon the written consent of (x) the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and (y) the holders of at least seventy-five percent (75%) of the Registrable Securities held by the Whitney Shareholders, and (ii) with respect to the rights held only by the UniPhy Founders, such rights may be waived solely upon the written consent of the holders of at least seventy-five percent (75%) of the Registrable Securities held by the UniPhy Founders.

14. Whitney Amendment. The Investors' Rights Agreement is hereby amended by adding and appending the following as Section 10 of the Investors' Rights
Agreement:

         10. Addition of each of the Whitney Shareholders as a Party. Notwithstanding the provisions of Section 6.5 or any other Section hereof, upon the closing of the Merger:

                  (a) Each of the Whitney Shareholders shall be a party to this Amended and Restated Agreement; and

                  (b) Exhibit A attached to this Amended and Restated Agreement shall be amended to add each of the Whitney Shareholders as a person identified thereon, and each of the Whitney Shareholders shall be, and shall be included within the definition of, an "Investor" for purposes of this Amended and Restated Agreement; and

                  (c) Exhibit A attached to this Amended and Restated Agreement shall be amended to identify each of the Whitney Shareholders as an "Anti-Dilution Investor," and each of the Whitney Shareholders shall be, and shall be included within the definition of, an "Anti-Dilution Investor" for purposes of this Amended and Restated Agreement; and

                  (d) Exhibit A attached to this Amended and Restated Agreement shall be appended to identify each of JHW III, JHW IV and WSP as the "Whitney Shareholders," for purposes of this Amended and Restated Agreement; and

                  (e) Whitney shall have, and be entitled and subject to, all of the rights, benefits, duties and obligations of an "Investor," and an "Anti-Dilution Investor" under this Amended and Restated Agreement, subject to the terms hereof.

15. Addition of the PSC Shareholders as Parties. The Investors' Rights Agreement is hereby further amended by adding and appending the following as
Section 11, thereunder, of the Investors' Rights Agreement:

         11. Addition of the PSC Shareholders as Parties. Notwithstanding the provisions of Section 6.5 or any other Section hereof, upon the closing of the Merger:

                  (a) the PSC Shareholders shall be a party to this Amended and Restated Agreement; and

                  (b) Exhibit A attached to this Amended and Restated Agreement shall be amended to add the PSC Shareholders as persons identified thereon, and the PSC Shareholders shall be, and shall be included within the definition of, an "Investor" solely for purposes Sections 2.3, 2.5, 2.6, 2.7, 2.8; 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and
         3.1(b) of this Amended and Restated Agreement; and

                  (c) the PSC Shareholders shall have, and shall be entitled and subject to, all of the rights, benefits, duties and obligations of an "Investor" as provided only under Sections 2.3, 2.5, 2.6, 2.7, 2.8; 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 3.1(b) of this
         Amended and Restated Agreement, subject to the terms hereof.

16. Notices. All notices to the Whitney Shareholders shall be delivered to the following:

         c/o Whitney & Co.
         177 Broad Street
         Stamford, Connecticut  06901
         Attention:  Jeffrey R. Jay, M.D.

or such other address as the Whitney Shareholders may designate by ten (10) days advance written notice to the other parties hereto.

17. Requisite Approval. Upon execution and delivery of this Amendment by the Company and Investors representing the requisite percentage of Registrable Shares set forth in Section 6.5 of the Investors' Rights Agreement, this Amendment shall constitute and be deemed to be an amendment to and part of the Investors' Rights Agreement for all purposes.

18. No Other Changes. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Investors' Rights Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Investors' Rights Agreement made in accordance with the terms of the Investors' Rights Agreement, as hereby amended.

19. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

20. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Amended and Restated Investors' Rights Agreement, and hereby consent to the amendment and modification of the Investors' Rights Agreement provided herein, as of the date first above written.

THE COMPANY:

SYMBION, INC.



By: /s/ Richard E. Francis, Jr.
    ----------------------------------------
Name: Richard E. Francis, Jr.
      --------------------------------------
Title: President and Chief Executive Officer
       -------------------------------------


INVESTORS:

UNIPHY PREFERRED SHAREHOLDERS:

ABS Capital Partners, L.P.



By: /s/ Frederick L. Bryant
    ----------------------------------------
Name: Frederick L. Bryant
     ---------------------------------------
Title:
       -------------------------------------



/s/ Clifford G. Adlerz
--------------------------------------------
Clifford G. Adlerz



--------------------------------------------
Randy W. Cook



--------------------------------------------
Paul Davis



/s/ Richard E. Francis, Jr.
--------------------------------------------
Richard E. Francis, Jr.



/s/ R. Dale Kennedy
--------------------------------------------
R. Dale Kennedy

--------------------------------------------
Tod Lambert

THE MARTIN COMPANIES, INC.



By: /s/ Charles N. Martin
    ----------------------------------------
Name: Charles N. Martin
     ---------------------------------------
Title:
      --------------------------------------



/s/ Kenneth C. Mitchell
--------------------------------------------
Kenneth C. Mitchell


Pacific Venture Group, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner



/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member


PVG Associates, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner



/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member



/s/ Patrick R. Rooney
--------------------------------------------
Patrick R. Rooney



/s/ Teresa F. Sparks
--------------------------------------------
Teresa F. Sparks



/s/ Gregg Stanley
--------------------------------------------
Gregg Stanley



/s/ Anthony Taparo
--------------------------------------------
Anthony Taparo

ARC KEY SHAREHOLDERS:

ARTHUR S. DEMOSS FOUNDATION


By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



/s/ Jerry M. Eyler
--------------------------------------------
Jerry M. Eyler


FIRST AVENUE PARTNERS, L.P.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



--------------------------------------------
William H. Freeman



--------------------------------------------
J. Michael Gould


HEALTH TECH AFFILIATES, INC.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


HLM/CB Fund, L.P.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


HLM Partners VII, L.P.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

--------------------------------------------
W. Lawrence Hough


Piper Jaffray, Inc.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



--------------------------------------------
B. Max Lauderdale


/s/ Charles N. Martin, Jr.
--------------------------------------------
Charles N. Martin, Jr.


/s/ Charles T. Neal
--------------------------------------------
Charles T. Neal



--------------------------------------------
Thomas Patten



--------------------------------------------
Keith B. Pitts



--------------------------------------------
Gary J. Prosterman

RICHLAND VENTURES II, L.P.



By:  /s/ Jack Tyrrell
     ---------------------------------------
Name:    Jack Tyrrell
Title:   Managing Partner

RICHLAND VENTURES III, L.P.



By:  /s/ Jack Tyrrell
     ---------------------------------------
Name:    Jack Tyrrell
Title:   Managing Partner



--------------------------------------------
Ann R. Schaaf


SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP),
LIMITED PARTNERSHIP

By: /s/ Donald W. Burton
    ----------------------------------------
Name: Donald W. Burton
     ---------------------------------------
Title: Managing Director
       -------------------------------------


SOUTH ATLANTIC PRIVATE EQUITY FUND IV, L.P.

By: /s/ Donald W. Burton
    ----------------------------------------
Name: Donald W. Burton
     ---------------------------------------
Title: Managing Director
       -------------------------------------



--------------------------------------------
Cal Turner, Jr.


/s/ William V.B. Webb
--------------------------------------------
William V.B. Webb

WW TWO, L.P.

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
       -------------------------------------



--------------------------------------------
James A. Webb, III

WHITNEY SHAREHOLDERS:

J.H. WHITNEY III, L.P.

By:  J. H. Whitney Equity Partners III, L.L.C.,
         Its General Partner

By: /s/ Daniel J. O'Brien
    -------------------------------------------
Name: Daniel J. O'Brien
      -----------------------------------------
Title:   Managing Member
         --------------------------------------


J.H. WHITNEY IV, L.P.

By: J.H. Whitney Equity Partners IV, L.L.C.,
         Its General Partner

By:  /s/ Daniel J. O'Brien
     ------------------------------------------
Name: Daniel J. O'Brien
      -----------------------------------------
Title:   Managing Member
         --------------------------------------

WHITNEY STRATEGIC PARTNERS III, L.P.

By:  J. H. Whitney Equity Partners III, L.L.C.,
         Its General Partner

By:  /s/ Daniel J. O'Brien
     ------------------------------------------
Name: Daniel J. O'Brien
      -----------------------------------------
Title:   Managing Member
         --------------------------------------


UNIPHY FOUNDERS:



-----------------------------------------------
Peter Davidson



/s/ Shannon W. Fiser
-----------------------------------------------
Shannon W. Fiser


THE FRANCIS IRREVOCABLE TRUST, ANN FRANCIS,
TRUSTEE

By: /s/ Richard E. Francis, Jr.
    -------------------------------------------
Name: Richard E. Francis, Jr.
     ------------------------------------------
Title: Executor
       ----------------------------------------

--------------------------------------------
Victor Giovanetti


/s/ George M. Goodwin
--------------------------------------------
George M. Goodwin



--------------------------------------------
Marlene D. Kelley


/s/ H. Edward Kleine III
--------------------------------------------
H. Edward Kleine III


/s/ Darrell Naish
--------------------------------------------
Darrell Naish


/s/ Richard Panek
--------------------------------------------
Richard Panek


/s/ Vickie R. Warren
--------------------------------------------
Vickie R. Warren


PSC SHAREHOLDERS


/s/ Walter E. Schwing, Jr.
--------------------------------------------
Walter E. Schwing, Jr.


/s/ Robert Schwing
--------------------------------------------
Robert Schwing

ADDITIONAL UNIPHY PREFERRED SHAREHOLDERS:


--------------------------------------------
Bruce F. Chafin



--------------------------------------------
Ray Denson and Mary Denson, as joint tenants



--------------------------------------------
Ray Denson and Mary Denson, as Custodians for Logan V. Denson



--------------------------------------------
Ray Denson and Mary Denson, as Custodians for Morgan R. Denson



--------------------------------------------
Robert E. Galloway



--------------------------------------------
Stephen E. Hobbs



--------------------------------------------
Jeffrey W. Moore



--------------------------------------------
Joseph D. Moore



--------------------------------------------
Paul J. Moore



--------------------------------------------
Carol A. Murdock



--------------------------------------------
Phillip W. Roe

--------------------------------------------
Alan G. Thomas



--------------------------------------------
Daniel B. Soltman



--------------------------------------------
Ronald P. Soltman, as Custodian
for Sarah C. Soltman



--------------------------------------------
Ronald P. Soltman, as Custodian
for Joel M. Soltman

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

UNIPHY PREFERRED SHAREHOLDERS

ABS Capital Partners, L.P.*
Clifford G. Adlerz*
Bruce F. Chafin*
Randy W. Cook*
Paul Davis*
Ray Denson and Mary Denson, as joint tenants*
Ray Denson and Mary Denson, as Custodians for Logan V. Denson*
Ray Denson and Mary Denson, as Custodians for Morgan R. Denson*
Richard E. Francis, Jr.*
Robert E. Galloway*
Stephen E. Hobbs*
W. Lawrence Hough*
R. Dale Kennedy*
Tod Lambert
Kenneth C. Mitchell*
Jeffrey W. Moore*
Joseph D. Moore*
Paul J. Moore*
Carol A. Murdock*
Pacific Venture Group, L.P.*
Keith B. Pitts*
PVG Associates, L.P.*
Phillip W. Roe*
Patrick R. Rooney*
Teresa F. Sparks*
Gregg Stanley*
Anthony Taparo*
The Martin Companies, Inc.*
Alan G. Thomas*
Daniel B. Soltman*
Ronald P. Soltman, as Custodian for Sarah C. Soltman*
Ronald P. Soltman, as Custodian for Joel M. Soltman*
William V.B. Webb*

ARC KEY SHAREHOLDERS

Arthur S. Demoss Foundation*
Jerry M. Eyler*
First Avenue Partners, L.P.*
William H. Freeman
J. Michael Gould
Health Tech Affiliates, Inc.
HLM/CB Fund, L.P.*
HLM Partners VII, L.P.*
W. Lawrence Hough*

*   ANTI-DILUTION INVESTOR

Piper Jaffray, Inc.*
B. Max Lauderdale
Charles N. Martin, Jr.*
Charles T. Neal*
Thomas Patten
Keith B. Pitts*
Gary J. Prosterman
Richland Ventures II, L.P.*
Richland Ventures III, L.P.*
Ann R. Schaaf
South Atlantic Private Equity Fund IV (QP)*
South Atlantic Private Equity Fund
IV, L.P.*
Cal Turner, Jr.*
William V.B. Webb*
WW Two, L.P.*
James A. Webb, III


WHITNEY SHAREHOLDERS

J.H. Whitney III, L.P.*
J.H. Whitney IV, L.P.*
Whitney Strategic Partners III, L.P.*

UNIPHY FOUNDERS

Peter Davidson
Shannon W. Fiser
The Francis Irrevocable Trust, Ann Francis, Trustee*
Victor Giovanetti
George M. Goodwin
Marlene D. Kelley
H. Edward Kleine III
Darrell Naish
Richard Panek
Vickie R. Warren

PSC SHAREHOLDERS

Walter E. Schwing, Jr.
Robert Schwing




*  ANTI-DILUTION INVESTOR